 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2023 (July 1, 2023)

CFN ENTERPRISES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	90-1559541
(Commission File Number)	(IRS Employer Identification No.)

600 E. 8th Street Whitefish, Montana	59937
(Address of Principal Executive Offices)	(Zip Code)

833-420-2636

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1 2023, CFN Enterprises Inc. (the “Company”) entered into employment agreements with Allen Park, appointing him as Chief Operating Officer, Anness Ziadeh, appointing him as Chief Sales and Marketing Officer, and Rami Abi, appointing him as Chief Strategy Officer (the “Employment Agreements”), each effective until December 31, 2026.  Under the Employment Agreements, each officer will be paid an annual base salary of $300,000, and each is entitled to an annual raise of three percent and additional annual raises and bonuses at the discretion of the Company’s Board of Directors, such bonuses not to exceed 200% of each officer’s base salary. Each officer is also entitled to other benefits including reimbursement for reasonable business expenses and payment towards health insurance premiums.. Each Employment Agreement contains customary confidentiality and assignment of work product provisions and may be terminated by the Company without cause upon 30-days prior written notice. If the Company elects to terminate an Employment Agreement without cause during the term, such officer shall be entitled to a severance payment of the greater of the remaining payments under the Employment Agreement or an annual base salary of one year.  If terminated by the officer or for cause, the officer is entitled to amounts accrued through the date of termination.

Also on July 1, 2023, the Company entered into amendments of the employment agreements of Brian Ross, the Company’s Chairman of the Board, President and Chief Executive Officer, and Mario Marsillo Jr., the Company’s Chief Investment Officer, each dated August 25, 2021, to extend the term of each agreement from December 31, 2026 to December 31, 2029, and increasing Mr. Marsillo’s annual base salary from $265,000 to $300,000.

Allen Park is a seasoned executive with diverse industry experience. Prior to the acquisition of the assets of RAN CoPacking Solutions LLC by the Company (as described in the Company’s Current Report on Form 8-K dated July 5, 2023), Mr. Park served as CEO of RAN CoPacking Solutions since June 2021 and previously held leadership roles at APACK Agency from 2019 till the middle of 2021. Mr. Park has also led vape brands and a manufacturing company as CEO. With a global perspective from his China-based business specializing in manufacturing, sourcing, and procurement, Mr. Park possesses expertise in accounting, management, sales, supply chain management, manufacturing, human resources, business strategy, finance, and operations. Notably, Mr. Park has successfully completed multiple government manufacturing and sourcing contracts, showcasing his project management prowess and track record of delivering results.

Anness “Ness" Ziadeh, prior to cofounding RAN CoPacking Solutions in 2021, was the COO at CBDfx, a leading CBD products company, driving operational excellence and strategic initiatives from 2018 to 2021. Under Mr. Ziadeh’s leadership, CBDfx achieved significant growth and solidified its market leader position. Mr. Ziadeh previously founded and sold a successful vape website, showcasing his entrepreneurship and business acumen. With expertise in scaling businesses, he navigates complex challenges and drives sustainable growth. His diverse experience spans operations management, digital marketing, and strategic planning. Prior to CBD and vape industries, Mr. Ziadeh accumulated over a decade of experience in financial management, decision-making, and business operations. Leveraging his experience, Mr. Ziadeh fosters innovation and operational efficiency in the evolving business landscape.

Rami Abi is a seasoned professional with a track record of success in building brands and marketing. With a keen eye for spotting new opportunities, Mr. Abi has a wealth of experience in business development and is one of the cofounders of RAN CoPacking Solutions in 2021. Mr. Abi is known for his expertise in hosting festivals and events, creating memorable experiences for attendees. With his diverse skill set and strategic mindset, Mr. Abi has consistently demonstrated his ability to drive growth and capitalize on emerging trends.

Item 9.01. Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between CFN Enterprises Inc. and Allen Park, dated July 1, 2023
10.2	Employment Agreement between CFN Enterprises Inc. and Anness Ziadeh, dated July 1, 2023
10.3	Employment Agreement between CFN Enterprises Inc. and Rami Abi, dated July 1, 2023
10.4	Amendment No. 1 to Employment Agreement between CFN Enterprises Inc. and Brian Ross, dated July 1, 2023
10.5	Amendment No. 1 to Employment Agreement between CFN Enterprises Inc. and Mario Marsillo Jr., dated July 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CFN ENTERPRISES INC.
By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: July 12, 2023